                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE


Contacts:         Media                      Investors
                  Brad Burns                 Scott Hamilton
                  (800) 644-NEWS            (877) 624-9266


                     WORLDCOM, INC. POSTPONES ANNUAL MEETING
                               UNTIL JUNE 14, 2002


CLINTON, Miss., May 17, 2002 - In order to provide WorldCom shareholders additional time to review a forthcoming supplement to the Company's original proxy statement, dated April 22, 2002, WorldCom, Inc. (NASDAQ: WCOM, MCIT), today announced it has postponed the 2002 annual meeting of its shareholders, originally scheduled for May 23, 2002, until June 14, 2002. The supplement reflects, among other things, the resignation of Bernard J. Ebbers as president, chief executive officer and a director of WorldCom, Inc., effective April 29, 2002, and the appointment of John W. Sidgmore to the position of president and chief executive officer. The annual meeting will now be held on June 14, 2002, at 11:00 a.m., local time, at 500 Clinton Center Drive, Clinton, Mississippi. Each of the proposals set forth in the Company's proxy statement, dated April 22, 2002, as supplemented, will be submitted to a vote of the shareholders at the meeting.

ABOUT WORLDCOM, INC.
WorldCom, Inc. (NASDAQ: WCOM, MCIT) is a pre-eminent global communications provider for the digital generation, operating in more than 65 countries. With one of the most expansive, wholly-owned IP networks in the world, WorldCom provides innovative data and Internet services for businesses to communicate in today's market. For more information, go to http://www.worldcom.com.

                                       ###